Exhibit 23.02
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement Form S-3 No. 333-133223 and 333-133225 of our report dated March 14, 2008, with respect to the financial statements of Merrill Lynch Life Insurance Company, included in this Annual report on
Form 10-K for the year ended December 31, 2007.
/s/ Ernst & Young LLP
Des Moines, Iowa
March 25, 2008